Exhibit 99.11

FORM OF PRELIMINARY PROXY

TYCO INTERNATIONAL PLC
1 ALBERT QUAY
CORK, IRELAND

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions until [•]. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT YOUR PROXY BY PHONE – 1-800-690-6903
Use any touch-tone telephone to submit your proxy until [•]. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return in the postage-paid envelope we have provided or return it to [•], to be received no later than [•] (which will be forwarded to the Company's registered address electronically).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TYCO INTERNATIONAL PLC

Voting Instructions to Proxy
(choice to be marked with an 'x')

		For	Against	Abstain
1.	To approve the amendments to the Tyco memorandum of association set forth in Annex B-1 of the joint proxy statement/prospectus.	☐	☐	☐
2.	To approve the amendments to the Tyco articles of association set forth in Annex B-2 of the joint proxy statement/prospectus.	☐	☐	☐
3.	To approve the consolidation of Tyco ordinary shares whereby, immediately prior to the consummation of the merger (the "merger") contemplated by the Agreement and Plan of Merger, dated as of January 24, 2016, by and among Johnson Controls, Inc., Tyco International plc, and certain other parties named therein, including Jagara Merger Sub LLC (the "merger agreement"), every issued and unissued Tyco ordinary share will be consolidated into 0.955 Tyco ordinary shares (the "Tyco share consolidation").	☐	☐	☐
4.	To approve an increase to the authorized share capital of Tyco such that the number of authorized ordinary shares of Tyco immediately following the Tyco share consolidation is equal to 1,000,000,000 (the number of authorized ordinary shares of Tyco immediately prior to the Tyco share consolidation).	☐	☐	☐
5.	To approve the issuance and allotment of relevant securities (as defined in the Companies Act 2014 of Ireland) in connection with the merger as contemplated by the merger agreement.	☐	☐	☐
6.	To approve the change of name of the combined company to "Johnson Controls plc" effective from the consummation of the merger or as promptly as reasonably practicable thereafter, subject only to approval of the Registrar of Companies in Ireland.	☐	☐	☐
7.	To approve an increase, effective as of the effective time of the merger, to the authorized share capital of Tyco in an amount equal to 1,000,000,000 ordinary shares and 100,000,000 preferred shares.	☐	☐	☐
8.	To approve the allotment of relevant securities (as defined in the Companies Act 2014 of Ireland) for issuances after the merger of up to approximately 33% of the combined company's post-merger issued share capital.	☐	☐	☐
9.	To approve the disapplication of statutory pre-emption rights in respect of issuances of equity securities (as defined in the Companies Act 2014 of Ireland) for cash for issuances after the merger of up to approximately 5% of the combined company's post-merger issued share capital.	☐	☐	☐
10.	To approve the renominalization of Tyco ordinary shares such that the nominal value of each ordinary share will be decreased by approximately $0.00047 to $0.01 (matching its pre-consolidation nominal value) with the amount of the deduction being credited to undenominated capital.	☐	☐	☐
11.	To approve the reduction of some or all of the share premium of Tyco resulting from the merger to allow the creation of additional distributable reserves of the combined company.	☐	☐	☐

The Board of Directors recommends you vote FOR each of the above proposals.

(The full text of the resolutions is contained in the Notice of the Extraordinary General Meeting of Shareholders included in the joint proxy statement/prospectus)

Consummation of the merger is conditioned on approval of proposals 1, 2, 3, 4, 5 and 6. Proposals 1, 2, 6, 9 and 11, as special resolutions, shall require the affirmative vote of 75% of the votes cast to be approved. Proposals 3, 4, 5, 7, 8 and 10, as ordinary resolutions, shall require the affirmative vote of a majority of the votes cast to be approved.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, an officer or attorney of it duly authorized in writing should sign (or the body corporate or partnership may execute under seal).

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (Joint Owners) Date

Address

FORM OF PRELIMINARY PROXY ADMISSION TICKET Extraordinary General Meeting of Shareholders of Tyco International plc [ ], 2016 [ ], Local Time [] TYCO INTERNATIONAL PLC THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FORM OF PROXY The undersigned, of the below address, being a member of the Company hereby appoint(s) George R. Oliver or failing him, Robert E. Olson, each with an address at 1 Albert Quay, Cork, Ireland, as proxy of the member, each with full power of substitution, and hereby authorize(s) each of them to attend, speak and vote for the member on behalf of the member all of the Ordinary Shares of Tyco International plc that the shareholder(s) is/are entitled to vote at the Extraordinary General Meeting of Shareholders to be held at [ ], local time on [ ], 2016 at [ ], and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the joint proxy statement/prospectus incorporating the notice of the Extraordinary General Meeting and, in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting. The Board of Directors has fixed the close of business on [ ] as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Extraordinary General Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the joint proxy statement/prospectus for more complete information regarding the matters to be acted upon at the Extraordinary General Meeting. A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than George R. Oliver and Robert E. Olson, please contact our Company Secretary and also note that your nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be cast. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXY WILL VOTE AS HE OR SHE SEES FIT, WHICH WILL BE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF YOU ARE NOT VOTING ON THE INTERNET OR SUBMITTING YOUR PROXY BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE.